TEMPLETON INSTITUTIONAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         Templeton Institutional Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies in accordance with Section 2-208 of the Maryland General Corporation Law, to the Department of Assessments and Taxation of the State of Maryland that:

                  FIRST: The Corporation is registered as an open-end, management company under the Investment Company Act of 1940, as amended (the "1940 Act").

                  SECOND: The Board of Directors of the Corporation has changed the terms and conditions of redemption of the authorized but unissued shares of the Common Stock of the Corporation (namely the authorized but unissued shares of the Emerging Markets Series, Foreign Equity Series - Primary Shares, Foreign Smaller Companies Series and the Franklin Templeton Non-U.S. Core Equity Series) effective as of March 1, 2005, to provide that all such shares shall be subject to redemption fees of up to 2% of net asset value as may be fixed by the Board of Directors from time to time and set forth in the Corporation's registration statement on Form N-1A pursuant to the Securities Act of 1933, as amended and the 1940 Act (the "Registration Statement") or in any prospectus or prospectus supplement that is part of any such Registration Statement, and determined in accordance with the applicable provisions of the 1940 Act.

                  THIRD: Except as provided in Article SECOND of these Articles Supplementary, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Common Stock of the Corporation, as set forth in the charter of the Corporation, are not changed by these Articles Supplementary.

                  FOURTH: The shares of Common Stock of the Corporation classified pursuant to these Articles Supplementary have been so classified by the Board of Directors under the authority contained in the charter of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its undersigned officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

                  Presented and witnessed on this 3rd day of February, 2005.

                          TEMPLETON INSTITUTIONAL FUNDS, INC.

                           By:/s/MURRAY L. SIMPSON
                              ---------------------------------
                              Murray L. Simpson
                              Vice President and Assistant Secretary

WITNESS:/s/DAVID P. GOSS
       ------------------------
        David P. Goss
        Vice President and
         Assistant Secretary